Exhibit 10.1.4
WESTWOOD ONE, INC.
WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT
THIS WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made and entered into as of April 12, 2011, by and among Westwood One, Inc., a Delaware corporation (the “Company”), the lenders under the Credit Agreement (defined below) (the “Lenders”) that are signatory hereto, and Wells Fargo Capital Finance, LLC (formerly known as Wells Fargo Foothill, LLC), as administrative agent for the Lenders (“Agent”). Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Credit Agreement (defined below).
WITNESSETH:
WHEREAS, the Company, Agent and the Lenders are parties to that certain Credit Agreement, dated as of April 23, 2009 (as amended from time to time prior to the date hereof, the “Existing Credit Agreement” and as in effect after giving effect to this Amendment, the “Credit Agreement”);
WHEREAS, the Company is also party to that certain Securities Purchase Agreement, dated as of April 23, 2009 (as amended from time to time the “Securities Purchase Agreement”), pursuant to which the Company issued $117,500,000 of its 15% Senior Secured Notes due July 15, 2012 (the “Notes”);
WHEREAS, the Company has requested that the Noteholders amend and waive certain provisions of the Securities Purchase Agreement as more particularly provided in that certain Waiver and Fourth Amendment to Securities Purchase Agreement (the “Fourth Notes Amendment”), dated as of April 12, 2011, by and between the Company and the requisite noteholders;
WHEREAS, the Company has requsted a waiver of the Company’s compliance with the Senior Debt Leverage Ratio under Section 7.1 of the Credit Agreement for the fiscal quarter ended March 31, 2011 (the “Potential Default”);
WHEREAS, the Company has requested that the Lenders waive the Potential Default and amend certain provisions of the Existing Credit Agreement as more particularly provided herein; and
WHEREAS, subject to the satisfaction of the conditions set forth in Section 3 hereof, the Lenders are willing to agree to waive the Potential Default and amend such provisions of the Existing Credit Agreement on the terms set forth herein;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the Company and the Lenders party hereto agree as follows:
1. Waiver. Subject to the terms and conditions set forth in Section 3 below, the Lenders hereby waive the Potential Default. This is a limited waiver and shall not be deemed to constitute a waiver of any other Default or Event of Default or any future breach or violation of the Credit Agreement, any of the other Loan Documents or any document entered into in connection therewith. Except as expressly provided herein, the foregoing Waiver shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Credit Agreement, any of the other Loan Documents or any document entered into in connection therewith, or (b) a waiver, release or limitation upon the exercise by the Lenders of any of their rights, legal or equitable, hereunder or under the Credit Agreement, any Loan Document or any document entered into in connection therewith. Except as set forth above, each of the Lenders reserves any and all rights and remedies which it has had, has or may have under the Credit Agreement, each Loan Document and any document entered into in connection therewith.
2. Amendments to Existing Credit Agreement. The Existing Credit Agreement is hereby amended as follows:
(a) Article 5 of the Existing Credit Agreement is hereby amended by inserting a new Section 5.12 at the end thereof to read as follows:
5.12. M&A Telephone Updates.
The Borrower shall permit Agent and Lender to participate in any telephone conference regarding the Borrower’s merger and acquisition activities in which the New Noteholders may participate pursuant to Section 6.5 of the New Senior Note Agreement and will make available appropriate dial-in information, by email or other electronic transmission, to Agent and Lenders at least three Business Days in advance of such telephone conference.
(b) Section 6.8 of the Credit Agreement is hereby amended by deleting the word “and” immediately following clause (e) thereof, by deleting the period at the end of clause (f) thereof and inserting “; and” in lieu thereof and inserting a new clause (g) to read as follows:
(g) any sale of assets in connection with the exercise of the call option by Excelsior Radio Networks, Inc. (“Excelsior”) or the exercise of the put option by Westwood One Radio Networks, Inc. (“Radio Networks”), pursuant to Sections 7.1 and 7.2, respectively, of the Management Agreement dated as of May 23, 2006 between Radio Networks and Excelsior; provided that promptly following the Borrower’s receipt of net cash proceeds from the sale of such assets, the Borrower shall exercise its option under Section 7.3 of the New Senior Note Agreement to prepay the New Senior Notes in an aggregate principal amount equal to the net cash proceeds from the sale of such assets.

(c) Section 7.1 of the Existing Credit Agreement is hereby amended by amending and restating the table set forth therein in its entirety as follows:

“Date	Senior Debt Leverage Ratio
December 31, 2011	10.35 to 1.0
March 31, 2012	9.20 to 1.0
June 30, 2012 and the last day of each fiscal quarter thereafter	8.65 to 1.0”
(d) Article 7 of the Existing Credit Agreement is hereby amended by (i) replacing the reference to “covenant” with a reference to “covenants” in the lead-in language appearing prior to Section 7.1 of the Existing Credit Agreement, and (ii) inserting a new Section 7.2 at the end thereof to read as follows:
7.2. Maintenance of Minimum EBITDA.
The Borrower will not permit Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ending on either date specified below to be less than the amount set forth opposite such date:

Date	Minimum Consolidated EBITDA
June 30, 2011	$3,400,000
September 30, 2011	$5,950,000
; provided, that the minimum Consolidated EBITDA levels set forth in this Section 7.2 shall be deemed to be automatically amended or any Event of Default arising as a result of a violation or breach of this Section 7.2 shall be deemed automatically waived so long as (i) any Senior Debt (as defined in the Subordination Agreement) remains outstanding (other than contingent indemnification obligations and contingent reimbursement obligations in respect of which no claim for payment has been asserted in writing), (ii) Required Holders (as defined in the New Senior Note Agreement) of the New Senior Notes amend Section 9.15 of the New Senior Note Agreement or waive any default under the New Senior Note Agreement arising as a result of a violation or a breach of Section 9.15 thereof, in each case, in writing, and (iii) Agent, for the ratable benefit of Lenders, receives payment in full of consideration equal to one-half of the pro rata amount of any consideration paid to the holders of the New Senior Notes in respect of their agreement to amend the financial covenant set forth in Section 9.15 of the New Senior Note Agreement or waive any default arising as a result of a breach thereof. For the avoidance of doubt, (a) the pro rata amount of any consideration paid to the holders of the New Senior Notes as described in the immediately preceding sentence shall be calculated by dividing the sum of the outstanding principal amount the Term Loan plus the Maximum Revolver Amount by the outstanding principal amount of the New Senior Notes, and (b) upon an automatic amendment of the minimum Consolidated EBITDA levels described in the immediately preceding sentence, such ratios contained in this Section 7.2 shall be adjusted proportionally to maintain the same difference (on a percentage basis) between the covenants set forth in the New Senior Note Agreement and the covenants set forth herein on the date hereof.

(e) Schedule 1.1 to the Existing Credit Agreement is hereby amended by adding the following at the end of the definition of “Consolidated EBITDA” set forth therein:
The Lenders acknowledge that: (1) non-cash charges or expenses attributable to any period associated with broadcast rights under that certain Radio Agreement, dated as of January 13, 2011, by and between Westwood One Radio Networks, Inc. and the National Collegiate Athletic Association shall be added back to Consolidated Net Income for purposes of calculating Consolidated EBITDA for such period, and (2) for purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters that includes the fiscal quarter of the Borrower ended December 31, 2010, an amount equal to $919,000 shall be added back to Consolidated EBITDA for such fiscal quarter to offset Audience Deficiency Unit (ADU) adjustments for prior fiscal periods which were recorded for the fiscal quarter ended December 31, 2010. Additionally, the Lenders acknowledge that all expenses and charges related to the patent infringement lawsuit heretofore filed by Triangle Software, LLC against the Borrower will constitute “special” expenses for purposes of clause (e) of the definition of “Consolidated EBITDA”.
3. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights hereunder, until satisfaction of the condition set forth in the penultimate sentence of this Section 2 and until each of the following conditions have been satisfied:
(a) Agent shall have received a copy of this Amendment executed by the Loan Parties, the Sponsor Guarantors and the Required Lenders;

(b) Agent shall have received a copy of the fully executed Fourth Notes Amendment in form and substance reasonably satisfactory to Agent and the Required Lenders (such satisfaction to be evidenced by the execution and delivery of this Amendment by Agent and the Required Lenders) (a true, correct and complete copy of which is attached hereto as Exhibit A), which, among other things, provides the consent of Required Holders (as defined in the Securities Purchase Agreement) to the Fourth Amendment, and provides that Agent and Lenders are intended third party beneficiaries to such consent; and
(c) the representations and warranties set forth in Section 4 of this Amendment shall be true and correct as of the date hereof.
In addition, all corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Required Lenders (such satisfaction to be evidenced by the execution and delivery of this Amendment by the Required Lenders). The date on which all such conditions to the effectiveness of this Amendment have been met is referred to herein as the “Effective Date”.
4. Representations and Warranties. To induce the Lenders to enter into this Amendment, the Company hereby represents and warrants to the Agent and Lenders that:
(a) The execution and delivery by the Company and each other Loan Party of this Amendment, and the performance by the Company and each other Loan Party of the Credit Agreement, this Amendment and the Fourth Notes Amendment (i) are within the Company’s and each such other Loan Party’s power and authority; (ii) have been duly authorized by all necessary corporate action; (iii) are not in contravention of any provision of the Company’s or any other Loan Party’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority applicable to the Company, any other Loan Party or any Subsidiary; (v) except as set forth on Schedule 3(e) hereto with respect to the Securities Purchase Agreement, do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company, any other Loan Party or any of their respective Subsidiaries is a party or by which the Company, any other Loan Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries, except pursuant to the Security Documents (as such term is defined in the Securities Purchase Agreement); and (vii) except as set forth on Schedule 3(e) hereto with respect to the Securities Purchase Agreement and except for such consents or approvals as have already been obtained, do not require the consent or approval of any Governmental Authority or any other Person.

(b) This Amendment has been duly executed and delivered by the Company and each other Loan Party and this Amendment constitutes, a legal, valid and binding obligation of the Company and each other Loan Party, enforceable against the Company and each other Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general or by general principles of equity.
(c) A true, complete and correct copy of the Fourth Notes Amendment is attached hereto as Exhibit A and the Effective Date (as defined therein) has occurred or will occur substantially concurrently with the occurrence of the Effective Date hereunder.
(d) No Default or Event of Default has occurred and is continuing as of the date hereof and as of the Effective Date.
(e) Except as set forth on Schedule 3(e) hereto, the representations and warranties of the Company and each other Loan Party contained in the Credit Agreement and each of the other Loan Documents are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof, which are true and correct as of such dates).
(f) Other than (i) payment of the reasonable fees, charges and disbursements of Conway, Del Genio, Gries & Co., LLC and counsel to the Noteholders, in each case incurred in connection with the Fourth Notes Amendment, and (ii) the leverage fee set forth in Section 6 of the Fourth Notes Amendment, no consideration has been paid or is payable by the Company to any other Person, in its capacity as lender, noteholder and/or guarantor, as an inducement to the Company’s or such Person’s execution and delivery of the Fourth Notes Amendment.
5. Fourth Amendment Fee. In consideration of the agreements of Agent and Lenders set forth herein, the Borrower hereby agrees to pay an amendment fee in the amount of $50,000 to Agent for the ratable benefit of the Lenders party to the Credit Agreement as of the date hereof (the “Fourth Amendment Fee”), which Fourth Amendment Fee shall be fully-earned, due and payable and non-refundable on the earliest of (i) the Maturity Date, (ii) such earlier date as the Advances and the Term Loan may be accelerated and declared due and payable pursuant to the terms of the Credit Agreement, and (iii) such earlier date as the Advances and the Term Loan may be paid in full and the Revolver Commitments may be terminated pursuant to the Credit Agreement.
6. Effect of Amendment and Waiver. Except as expressly provided herein, all terms of the Existing Credit Agreement, as amended hereby, each other Loan Document and any document entered into in connection therewith, shall be and remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Existing Credit Agreement, any other Loan Document or any other documents entered into in connection therewith, nor constitute a waiver of any provision of the Existing Credit Agreement, any other Loan Document or any other documents entered into in connection therewith. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Existing Credit Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires. It is understood that, to the extent the consent of Agent and Lenders is required by the Subordination Agreement or the Credit Agreement for the prepayment of the Notes or the execution, delivery and performance of the Fourth Notes Amendment, Agent and Lenders hereby consent to the prepayment of the Notes pursuant to Section 7 of the Fourth Notes Amendment as in effect on the date of this Amendment, and to the execution, delivery and performance of the Fourth Notes Amendment (as in effect on the date of this Amendment).

7. Confirmation of the Subsidiary Guaranty and the Sponsor Guaranty and Put Agreement.
(a) By executing this Amendment each of the Subsidiary Guarantors acknowledges and confirms that (a) the Guaranty continues in full force and effect notwithstanding this Amendment and (b) the indebtedness, liabilities and obligations of the Company under the Credit Agreement, each other Loan Document and this Amendment constitute indebtedness, liabilities and obligations guaranteed under the Guaranty. Nothing in this Amendment extinguishes, novates or releases any right, claim, or entitlement of any of the Lenders created by or contained in the Loan Documents nor is the Company nor any other Loan Party released from any covenant, warranty or obligation created by or contained herein or therein, except as such covenants and obligations are specifically amended by this Amendment.
(b) By executing this Amendment each of the Sponsor Guarantors consents to the execution and delivery of this Amendment by each party hereto and acknowledges and confirms that (i) the Sponsor Guaranty and Put Agreement continues in full force and effect notwithstanding this Amendment and (ii) the indebtedness, liabilities and obligations of the Company and the other Loan Parties under the Credit Agreement, each other Loan Document and this Amendment constitute (A) indebtedness, liabilities and obligations guaranteed under the Sponsor Guaranty and Put Agreement and (B) Guarantied Obligations (as defined in the Sponsor Guaranty and Put Agreement), and hereby reaffirms all of the terms and provisions and its obligations under the Sponsor Guaranty and Put Agreement. Nothing in this Amendment extinguishes, novates or releases any right, claim, or entitlement of Agent and/or any of the Lenders created by or contained in the Sponsor Guaranty and Put Agreement or any of the other Loan Documents nor is any Sponsor Guarantor released from any covenant, warranty or obligation created by or contained herein or therein. In order to induce Agent and Lenders to enter into this Amendment, each Sponsor Guarantor hereby represents and warrants to Agent and Lenders, as of the date hereof and after giving pro forma effect to the transactions contemplated hereby, (i) that each of the representations and warranties of each Sponsor Guarantor contained in the Sponsor Guaranty and Put Agreement (including, without limitation, the representations and warranties set forth in Section 6(a)(x) and 6(a)(xiii) thereof) was true and correct in all material respects when made, and is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof, which are true and correct as of such dates), (ii) that no Sponsor Event of Default (as defined in the Sponsor Guaranty and Put Agreement) or other Trigger Event (as defined in the Sponsor Guaranty and Put Agreement) has occurred and is continuing as of the date hereof, (iii) that to the knowledge of the Sponsor Guarantors, there are no defenses relating to the enforcement of the Sponsor Guaranty and Put Agreement which may now or anytime hereafter be available to it, (iv) that no “Trigger Event” (as defined in the Third Amended and Restated Agreement of Limited Partnership of Gores Capital Partners II, L.P.) has occurred as of the date hereof, (v) that the execution and delivery by each Sponsor Guarantor of this Amendment (A) is within each Sponsor Guarantor’s power and authority, (B) has been duly authorized by all necessary limited partnership and limited liability company action, (C) is not in contravention of any provision of any Sponsor Guarantor’s limited partnership agreement or other organizational documents, (D) do not violate any law or regulation or any order or decree of any Governmental Authority applicable to any Sponsor Guarantor, (E) does not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Sponsor Guarantor is a party or by which any Sponsor Guarantor or any of its respective property is bound, (F) does not result in the creation or imposition of any Lien upon the property of any Sponsor Guarantor, and (G) except for such consents or approvals as have already been obtained, does not require the consent or approval of any Governmental Authority or any other Person, and (vi) that this Amendment has been duly executed and delivered by each Sponsor Guarantor and constitutes a legal, valid and binding obligation of each Sponsor Guarantor, enforceable against each Sponsor Guarantor in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors rights and remedies in general or by general principles of equity.
8. Release.
(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Company, each Subsidiary Guarantor and each Sponsor Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, financial advisors, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, either known or suspected, both at law and in equity, which Company, any Subsidiary Guarantor, any Sponsor Guarantor or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or any other documents entered into in connection therewith or transactions thereunder or related thereto.

(b) Company, each Subsidiary Guarantor and each Sponsor Guarantor warrant, represent and agree that they are fully aware of California Civil Code Section 1542, which provides as follows:
SEC. 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
Company, each Subsidiary Guarantor and each Sponsor Guarantor hereby expressly waive the provisions of California Civil Code Section 1542, and any rights they may have to invoke the provisions of that statute now or in the future with respect to the Claims being released pursuant to this Section 8. In connection with the foregoing waiver and relinquishment, Company, each Subsidiary Guarantor and each Sponsor Guarantor acknowledge that they are aware that they or their attorneys or others may hereafter discover claims or facts in addition to or different from those which the parties now know or believe to exist with respect to the subject matter of the Claims being released hereunder, but that it is nevertheless the intention of the Company, each Subsidiary Guarantor and each Sponsor Guarantor to fully, finally and forever settle, release, waive and discharge all of the Claims which are being released pursuant to this Section 8. The release given herein shall remain in effect as a full and complete general release, notwithstanding the discovery or existence of any such additional or different claims or facts.
(c) Each of Company, each Subsidiary Guarantor and each Sponsor Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
10. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Existing Credit Agreement or an accord and satisfaction in regard thereto.

11. Fees and Expenses. Whether or not this Amendment becomes effective, the Company will, in accordance with Section 17.10 of the Existing Credit Agreement, promptly (and in any event within 30 days of receiving any statement or invoice therefor) pay all Lender Group Expenses relating to this Amendment, including, without limitation, the reasonable attorneys fees and expenses of the counsel of the Agent, Goldberg Kohn Ltd.
12. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
13. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
14. Entire Understanding. This Amendment and the other Loan Documents set forth the entire understanding of the parties with respect to the matters set forth herein and therein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
15. Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.
[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY: WESTWOOD ONE, INC.
By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	President and CFO

GUARANTORS: METRO NETWORKS COMMUNICATIONS, INC. METRO NETWORKS COMMUNICATIONS, LIMITED PARTNERSHIP
By:	METRO NETWORKS
COMMUNICATIONS, INC.,
as General Partner

METRO NETWORKS, INC.

METRO NETWORKS SERVICES, INC.

SMARTROUTE SYSTEMS, INC.

WESTWOOD NATIONAL RADIO CORPORATION

WESTWOOD ONE PROPERTIES, INC.

WESTWOOD ONE RADIO, INC.

WESTWOOD ONE RADIO NETWORKS, INC.

WESTWOOD ONE STATIONS — NYC, INC.

TLAC, INC.

By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement

The foregoing is hereby agreed to as of the date thereof.

AGENT AND LENDER: WELLS FARGO CAPITAL FINANCE, LLC
By:	/s/ Amelie Yehros
	Name:	Amelie Yehros
	Title:	SVP

Signature Page to Fourth Amendment to Credit Agreement

The foregoing is hereby agreed to as of the date thereof.

SPONSOR GUARANTORS

GORES CAPITAL PARTNERS II, L.P.

By:	GORES CAPITAL ADVISORS II, LLC, Its General Partner

	By:	THE GORES GROUP, LLC, Its Manager

		By	/s/ Steven G. Eisner

Name: Steven G. Eisner
Its: Senior Vice President

GORES CO-INVEST PARTNERSHIP II, L.P.

By:	GORES CAPITAL ADVISORS II, LLC, Its General Partner

	By:	THE GORES GROUP, LLC, Its Manager

		By	/s/ Steven G. Eisner

Name: Steven G. Eisner
Its: Senior Vice President
Signature Page to Fourth Amendment to Credit Agreement

Exhibit A
Fourth Notes Amendment
See Exhibit 4.1.4

Schedule 3(e)
Exceptions to No Conflict Representation and Warranty
Pursuant to Section 7(a) of the Fourth Notes Amendment, the Company agreed to prepay the Notes with the aggregate Put/Call Proceeds (as defined in the Fourth Notes Amendment). To the extent any such prepayment of the Notes does not equal or exceed the “5% Minimum Requirement” (as defined in the Fourth Notes Amendment), such prepayment, in the absence of a waiver by each holder of the Notes regarding such optional prepayment on or prior to the date of prepayment, could be deemed a conflict under the terms of the Securities Purchase Agreement solely as a result of the failure of the Company to comply with the 5% Minimum Requirement in connection with such prepayment. The Company’s representations and warranties are qualified in their entirety by reference to such conflict described herein and in Section 7(b) of the Fourth Notes Amendment. To the knowledge of the Company, the failure of the Company to comply with the 5% Minimum Requirement in connection with the prepayment of the Notes contemplated by Section 7(a) of the Fourth Notes Amendment would not result in the breach of any representation or warranty contained in Section 4 of the Credit Agreement, except with respect to Section 4.6(a)(i) thereof to the extent that a prepayment made pursuant to Section 7(a) of the Fourth Notes Amendment is deemed to constitute a conflict with the 5% Minimum Requirement set forth in the Securities Purchase Agreement.